Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(13,520,070)
Unrealized Gain (Loss) on Market Value of Commodity Futures	226,147,330
Dividend Income	437,973
Interest Income	129,677
ETF Transaction Fees	13,000
Total Income (Loss)	$213,207,910

Expenses
General Partner Management Fees	$258,009
Professional Fees	139,226
Brokerage Commissions	53,236
Directors' Fees and insurance	9,546
NYMEX License Fee	6,451
Total Expenses	$466,468
Net Income (Loss)	$212,741,442

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/22	$414,815,293
Additions (1,600,000 Shares)	40,295,181
Withdrawals (4,200,000 Shares)	(103,532,242)
Net Income (Loss)	212,741,442

Net Asset Value End of Month	$564,319,674
Net Asset Value Per Share (19,884,588 Shares)	$28.38

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596